Exhibit 15.2

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-254736) and Form S-8 (Nos. 333-81524, 333-100472, 333-107160, 333-122785, 333-125978, 333-135116, 333-151490, 333-161683, 333-161684, 333-167643, 333-196453 and 333-262071) of our reports dated March 15, 2023, relating to the financial statements of Telefonaktiebolaget LM Ericsson (publ) and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte AB

Stockholm, Sweden

March 15, 2023